Exhibit 21
Subsidiaries of the Registrant

Steadfast Apartment REIT Operating Partnership, L.P.	Delaware
Steadfast Apartment REIT Limited Partner, LLC	Delaware
STAR at Spring Hill, LLC	Delaware
STAR Barrett Lakes, LLC	Delaware
STAR Bella Terra, LLC	Delaware
STAR Brookfield, LLC	Delaware
STAR Carrington KC, LLC	Delaware
STAR Cumberland, LLC	Delaware
STAR Delano, LLC	Delaware
STAR Eagle Lake, LLC	Delaware
STAR East Cobb, LLC	Delaware
STAR Harrison Place, LLC	Delaware
STAR Hearthstone, LLC	Delaware
STAR Heritage Place, LLC	Delaware
STAR Horseshoe, LLC	Delaware
STAR Kensington, LLC	Delaware
STAR Lakeside, LLC	Delaware
STAR McGinnis Ferry, LLC	Delaware
STAR Meadows, LLC	Delaware
STAR Monticello, LLC	Delaware
STAR Oasis, LLC	Delaware
STAR Park Valley, LLC	Delaware
STAR Preston Hills, LLC	Delaware
STAR Randall Highlands, LLC	Delaware
STAR Ridge Crossings, LLC	Delaware
STAR River Run, LLC	Delaware
STAR Shores, LLC	Delaware
STAR Stoneridge, LLC	Delaware
STAR Special Member Ltd., Inc.	Delaware
STAR Summer Valley, LLC	Delaware
STAR T-Bone, LLC	Delaware
STAR Terrace Cove, LLC	Delaware
STAR Wetherington, LLC	Delaware